Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Tasty Baking Company on Form S-8 of our report dated June 25, 2004 on the financial statements and supplemental schedule of the Tasty Baking Company 401
(k) Thrift Plan, for the year ended December 31, 2003, which is included in our Annual Report on Form 11-K for the fiscal year ended December 31, 2003.


/s/ Mitchell & Titus, LLP

Philadelphia, PA
March 29, 2005